UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):           January 8, 2009

SYMS CORP

__________________________________________

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(201) 902-9600

     Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,

On January 8, 2009, the Registrant's Board of Directors adopted amended and restated by-laws, a copy of which is set forth as Exhibit 3.1 to this Current Report on Form 8-K. The principal purposes of the amendments reflected in the amended and restated by-laws were to update the Registrant's by-laws, establish procedures for the conduct of shareholder meetings, modify the responsibilities of particular officers and eliminate overlap with certain applicable corporate laws.

The amendments, among other things, (i) provide for the Registrant's registered office to be located in Secaucus, New Jersey or in such other New Jersey location as the Board of Directors shall determine (Article I, Section 1), (ii) provide that shareholder meetings shall be conducted in accordance with an agenda distributed to shareholders at the commencement of such meetings (Article II, Section 2 and Article III, Section 6), (iii) establish advance notification procedures for bringing matters before an annual meeting of shareholders and for bringing certain matters before special meetings of shareholders (Article II, Section 4 and Article III, Section 5), (iv) provide that except as otherwise required by law, special meetings of shareholders may only be called by the Chairman of the Board, the President or a majority of the Board (the prior by-laws also permitted holders of more than 50% of the outstanding shares of the Registrant's Common Stock to call a special meeting; State law permits holders of 10% of the outstanding shares to call special meetings in certain circumstances) (Article III, Section 2), (vi) provide that notice of shareholders meetings may be delivered personally and/or by mail (as is currently the case) and/or by such other means as shall be permitted by law (Article III, Section 2), (vii) provide that the size of the Board shall be not less than three nor more than seven (previously the maximum size had been eight) unless otherwise approved by the Board (Article V, Section 1), (viii) provide that special meetings of the Board may be held on 24 hours advance notice (as opposed to two days advance notice) and expand the means by which notice of Board meetings may be given (Article VI, Section 4), (ix) provide that all Board committees shall have at least two members (previously the by-laws permitted committees of one or more members) (Article VII, Section 1), (x) confirm the provisions of New Jersey law describing the authority, and the limitations on the authority, and reporting obligations of Board committees (Article VII)), (xi) allocate authority among the positions of Chairman of the Board, President and Chief Executive Officer (Article IX), (xii) confirm that officers may be removed by the Board with or without cause (Article IX, Section 5), (xiii) restate the responsibilities of the Secretary and Treasurer of the Registrant and (xiv) provide for indemnification of corporate agents to be voluntary acts by the Registrant rather than mandatory acts (subject to the provisions of the Registrant's certificate of incorporation)

The advance notification provisions of the Registrant's amended and restated by-laws require shareholders who desire to present matters at the annual meeting, including nominations of directors, to provide notice of such matter not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that an annual meeting was not conducted during the immediately preceding calendar year or in the event that the Board of Directors sets as a date for the annual meeting a date which is not within 30 days before or after such anniversary date, notice by the shareholder (in order to be timely) must be delivered within a reasonable time prior to the date on which the Registrant begins to print its proxy solicitation materials.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
3.1	Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Philip A. Piscopo
Name: Philip A. Piscopo
Title: Vice President and
Chief Financial Officer

Dated: January 12, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated By-Laws